Exhibit 99.1

News Release

For Immediate Release

Contact:	Michael A. Piraino
EVP and Chief Financial Officer
Epicor Software Corporation
Irvine, CA, USA
949/585-4595
michael@epicor.com

Moira Conlon
Financial Relations Board
8687 Melrose Avenue 7th Floor
Los Angeles, CA, USA
310/854-8311
mconlon@financialrelationsboard.com

Epicor® Reports Preliminary Fourth Quarter

and Fiscal Year 2005 Earnings

Company Achieves 15% Quarter-Over-Quarter Growth

for License Fees and Total Revenue

IRVINE, Calif., January 31, 2006 – Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise software solutions, today reported its preliminary financial results for the fourth quarter and fiscal year ended December 31, 2005. As further detailed below, all results reported herein are preliminary and approximate and are subject to the completion of Epicor’s review of its revenue recognition policies with respect to determining vendor-specific objective evidence (VSOE) of fair value for elements of its software licensing arrangements, principally maintenance, and the resulting recognition and allocation of revenues derived from certain software license and maintenance agreements. The financial results being reported herein today reflect allocations based upon the method utilized historically by the Company.

“2005 was a strong year for Epicor, punctuated by a solid fourth quarter with top line growth outpacing the industry,” said George Klaus, chairman and CEO of Epicor. “Despite a difficult quarter-over-quarter comparison, we delivered total revenue growth of 15%, including double-digit organic revenue growth, bolstered by strong software license fees and consulting revenues. In doing so, the Company added over 200 customer accounts as we continued to expand Epicor’s worldwide presence for middle market ERP solutions.”

“While I am proud of our results from operations, a highlight of the quarter was the completion of our acquisition of CRS Retail Systems, which was announced in mid-December. With CRS we have teamed-up with the premier provider of specialty retail, merchandising and

Epicor Q4 2005 Earnings Release

January 31, 2006

point-of-sale retail software, providing us with a significant new market opportunity for growth and a natural extension of Epicor’s current industry verticals. It is our belief that CRS’ end-to-end solutions combined with Epicor’s vast global footprint will result in opportunities to expand both CRS’ and Epicor’s businesses by providing retail clients a truly global solution.”

“Looking ahead, I expect another year of growth for Epicor. Our global presence and infrastructure, state-of-the-art product and service offerings and world class direct sales force position the Company well for continued strong performance in 2006 and beyond.”

Revenue Summary (preliminary)

Total revenues for the fourth quarter were $82.6 million, compared with $72.1 million in the prior year’s quarter, representing a growth rate of 15%. Excluding contributions from CRS, total revenues were $79.1 million, representing a growth rate of 10%. License fees were $27.4 million for the fourth quarter compared to $23.9 million in the fourth quarter of 2004, up 15%. Excluding $0.7 million in contributions by CRS, license fees were $26.8 million, representing 12% growth. Consulting revenue for the fourth quarter of 2005 was $20.2 million compared with $16.1 million in the fourth quarter of 2004, up 26%. Excluding $1.5 million in contributions by CRS, consulting revenue increased 17%. Maintenance and other revenue for the fourth quarter of 2005 was $35.0 million compared with $32.1 million in the fourth quarter of 2004, up 9%. Excluding $1.3 million in contributions by CRS, maintenance and other revenue increased 5%.

Total revenues for the twelve months ended December 31, 2005 were $291.1 million compared with $226.2 million for the same period last year. Excluding $3.5 million in contributions from CRS, total revenues were $287.6 million, representing a growth rate of 27%. License fees for the twelve-month period ended 2005 were $81.5 million compared with $61.9 million for the same period last year. Excluding $0.7 million in contributions by CRS, license fees were $80.8 million, representing 31% growth. Consulting revenue for the twelve-month period ended 2005 was $73.6 million compared with $56.9 million for the same period last year. Excluding $1.5 million in contributions by CRS, consulting revenue increased 27%. Maintenance and other revenue for the twelve-month period ended December 31, 2005 was $136.0 million compared with $107.5 million for the same period last year. Excluding $1.3 million in contributions by CRS, maintenance and other revenue increased 25%.

Income Summary (preliminary)

For the fourth quarter, the Company reported GAAP net income of $10.6 million or $0.19 per diluted share, which includes a non-cash income tax benefit related to the release of a deferred tax valuation allowance of $0.9 million or $0.02 per diluted share, compared with

Epicor Q4 2005 Earnings Release

January 31, 2006

$9.9 million or $0.18 per diluted share in the prior year’s period. For the fourth quarter of 2005, adjusted earnings were $14.2 million or $0.25 per diluted share compared with adjusted earnings of $13.6 million or $0.24 per diluted share in the same period last year, up 5%. Adjusted earnings exclude amortization of acquired intangible assets, stock-based compensation expense and restructuring charges, all net of tax and the non-cash income tax benefit.

GAAP net income for the twelve months ended December 31, 2005 was $54.2 million or $0.96 per diluted share which includes a non-cash income tax benefit related to the release of deferred tax valuation allowances for federal and state taxes of $19.5 million or $0.35 per diluted share, compared to net income of $25.3 million or $0.47 per diluted share for the same period ended 2004. For the twelve-month period, adjusted earnings, as described above, were $48.9 million or $0.86 per diluted share, compared to adjusted earnings of $37.2 million or $0.69 per diluted share for the same period 2004. Adjusted earnings per diluted share for 2005 would have been $0.60 had they been fully taxed.

Balance Sheet Summary (preliminary)

The Company’s balance sheet at December 31, 2005 included cash, cash equivalents and short term investments of $53.0 million. The Company has drawn down its $125 million credit line to finance its acquisition of CRS Retail Systems, which was completed in December 2005. The Company intends to pay down its debt balance in future periods with its strong cash flow from operations and has already made a $5.0 million payment in January 2006. Epicor is in the process of negotiating with its banks to extend the line of credit up to $200 million.

At quarter-end, net accounts receivable was $67.7 million and deferred revenues were $54.5 million. Excluding CRS, day sales outstanding (DSO) was 68, up slightly due to seasonality from 59 in the third quarter 2005 and down from 71 at December 31, 2004.

The Company’s deferred tax asset at December 31, 2005 was $37.8 million.

Review of Revenue Recognition Policies

As indicated above, the results provided herein, including prior year periods are preliminary and approximate and are subject to the completion of the Company’s review of its current policies with respect to determining VSOE of fair value for elements of its software licensing arrangements, principally maintenance, and more specifically, the resulting recognition and allocation of revenues derived from certain software license and maintenance agreements. The Company, including its Audit Committee, are reassessing whether the

Epicor Q4 2005 Earnings Release

January 31, 2006

application of certain accounting guidance contained in the American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition, and Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect To Certain Transactions, with respect to determining VSOE of fair value and the allocation and recognition of revenue between software license and maintenance agreements may result in different classifications of revenue between those elements than previously reported by the Company. The Company, including its Audit Committee, has also discussed such items and reassessment with its independent auditors. Subject to the final outcome of the review, such change in allocations could result in a restatement of Epicor’s financial results, including its quarterly and annual results for prior periods. Such restatement, if necessary, is expected to be limited to an allocation of revenues between license fees and maintenance and an adjustment to the timing of the recognition of those revenues during the same or subsequent periods. Any such restatement is not expected to impact the Company’s current or prior years’ liquidity or cash flow, nor is any possible restatement expected to impact total revenue, profits and cash flow associated with the contracts in question over the life of the contracts. There is no indication of any accounting improprieties.

“We anticipate that any possible action related to this accounting review will have no impact on Epicor’s day-to-day operations and the outlook for our business remains as strong as ever,” commented Michael Piraino, executive vice president and CFO of Epicor. “Epicor is committed to maintaining the highest possible standards in financial reporting and will provide the investment community with an update on this matter as soon as possible.”

The Company does not currently believe that the resolution of this accounting review will impact its ability to meet its deadline for filing its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission, including any extension of time permitted under Rule 12b-25.

Full Year 2006 Guidance

The Company continues to expect 2006 full-year revenues to be in the range of $380 to $385 million, which includes approximately $70 million of revenues contributed from the CRS business. Revenues from Epicor’s businesses, excluding CRS, are expected to be in the range of $310 million to $315 million, which at the mid-point, represents approximately 10% growth over 2005 revenues. The Company expects adjusted earnings per diluted share to be in the range of $0.77 to $0.79 per diluted share. Adjusted earnings per share expectations assume a

Epicor Q4 2005 Earnings Release

January 31, 2006

weighted average share count of 58 million shares. Expected earnings results presume a book tax rate of approximately 39%.

Epicor expects to provide 2006 first quarter guidance upon the completion of the accounting review, referenced above.

Conference Call Information

The Company will hold an investor and analyst conference call directly following the release after the close of market at 2:00 p.m. PDT.

Date:	Tuesday, January 31, 2006

Time:	2:00 p.m. PDT

Dial in:	+1 (800) 811-8824 or outside the U.S. +1 (913) 981-4903

Conf ID:	Epicor

On the call, George Klaus, chairman and CEO and Michael Piraino, executive vice president and CFO, will review the preliminary fourth quarter 2005 earnings and the outlook for 2006. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the Company’s Web site.

About Epicor Software Corporation

Epicor is a global leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM) and supply chain management (SCM) software solutions to midmarket companies around the world. Founded in 1984, Epicor serves over 20,000 customers in 144 countries, providing solutions in 33 languages. Epicor leverages innovative technologies like Web services in developing end-to-end, industry-specific solutions for retail, manufacturing, distribution, enterprise service automation, hospitality and pharmaceutical that enable companies to drive efficiencies throughout business operations and build competitive advantage. With the scalability and flexibility to support long-term growth, Epicor’s solutions are complemented by a full range of services, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit the Company’s Web site at www.epicor.com.

Epicor Q4 2005 Earnings Release

January 31, 2006

# # #

Epicor is a registered trademark of Epicor Software Corporation. CRS is a Trademark of CRS Retail Systems Inc. All other trademarks referenced are the property of their respective owners.

Forward-Looking Statements

This press release contains fourth quarter 2005 and fiscal year 2005 results that are preliminary and not audited. Management of Epicor Software also believes certain statements in this press release may constitute forward-looking statements with respect to the financial condition, results of operations and activities of Epicor. These forward looking statements include statements regarding the nature and scope of the internal accounting review and of Epicor’s possible restatement of its financial statements, the expectation of the filing date of its Form 10-K and the timing of the announcement of Epicor’s final results for the fourth quarter of 2005 and fiscal year 2005. These forward-looking statements also include statements regarding expected revenues, earnings and earnings per share, opportunities for growth, and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to additional actions resulting from the continuing internal accounting review, as well as the review and audit by the Company’s independent auditors of the financial statements as well as any possible actions resulting from discussions or consultations with the Securities Exchange Commission. Such risks and uncertainties also include changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s Quarterly report on Form 10-Q for the period ended September 30, 2005 at pages 43-51. As a result of these factors the results, business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

This press release also includes certain non-GAAP financial measures, including organic revenue growth, which excludes the license, maintenance and consulting revenue contributions of CRS Retail Systems, and expected organic revenue growth and adjusted net income and net income per diluted share amounts, which exclude the amortization of acquired intangible assets, stock-based compensation expense and restructuring charges, all net of tax and the non-cash income tax benefit.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. The Company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Epicor Q4 2005 Earnings Release

January 31, 2006

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$49,768	$53,711
Short term investments	3,271	—
Accounts receivable, net	67,728	55,296
Deferred income taxes	7,804	—
Inventory	4,572	253
Prepaid expenses and other current assets	6,749	6,466

Total current assets	139,892	115,726
Property and equipment, net	11,357	7,045
Deferred income taxes	30,017	—
Intangible assets, net	91,333	45,080
Goodwill	155,255	83,492
Other assets	4,341	4,406

Total assets	$432,195	$255,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,201	$10,437
Accrued expenses	60,568	47,776
Current portion of accrued restructuring costs	2,753	3,287
Current portion of long-term debt	100	352
Deferred revenue	54,463	60,212

Total current liabilities	130,085	122,064

Long-term debt	124,639	30,264
Long-term portion of accrued restructuring costs	1,460	2,462

Total long-term liabilities	126,099	32,726

Stockholders’ equity:
Preferred stock	—	3,046
Common stock	56	53
Additional paid-in capital	338,535	308,264
Less: treasury stock at cost	(10,679)	(4,431)
Less: unamortized stock compensation expense	(2,395)	(2,379)
Accumulated other comprehensive loss	(880)	(818)
Accumulated deficit	(148,626)	(202,776)

Net stockholders’ equity	176,011	100,959

Total liabilities and stockholders’ equity	$432,195	$255,749

Epicor Q4 2005 Earnings Release

January 31, 2006

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
License fees	$27,428	$23,879	$81,465	$61,869
Consulting	20,238	16,053	73,667	56,891
Maintenance	33,424	30,796	131,823	103,967
Other	1,534	1,322	4,151	3,483

Total revenues	82,624	72,050	291,106	226,210
Cost of revenues	29,154	23,317	104,447	80,022
Amortization of intangible assets	3,758	2,672	12,202	7,327

Total cost of revenues	32,912	25,989	116,649	87,349

Gross profit	49,712	46,061	174,457	138,861

Operating expenses:
Sales and marketing	19,169	15,804	61,034	47,975
Software development	7,081	6,656	28,454	24,736
General and administrative	10,718	12,112	41,410	35,043
Stock-based compensation expense	737	653	2,626	2,617
Provision for doubtful accounts	494	872	1,544	1,485
Restructuring charges and other	359	481	359	2,382
Settlement of claim	—	—	—	(284)

Total operating expenses	38,558	36,578	135,427	113,954

Income from operations	11,154	9,483	39,030	24,907
Other income (expense), net	(423)	1,144	(1,172)	1,913

Income before income taxes	10,731	10,627	37,858	26,820
Provision for income taxes	(995)	(581)	(3,134)	(1,336)
Non-cash income tax benefit	901	—	19,514	—
Minority interest in (income) of consolidated subsidiary	—	(106)	(88)	(171)

Net income	$10,637	$9,940	$54,150	$25,313

Net income per share
Basic	$0.19	$0.19	$0.99	$0.50
Diluted	$0.19	$0.18	$0.96	$0.47
Weighted average common shares outstanding:
Basic	55,245	53,423	54,665	50,753
Diluted	56,573	56,577	56,574	53,714

Epicor Q4 2005 Earnings Release

January 31, 2006

EPICOR SOFTWARE CORPORATION

PRELIMINARY ADJUSTED EARNINGS RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income	$10,637	$9,940	$54,150	$25,313

Add back, net of tax:
Amortization of intangible assets	3,439	2,532	11,267	6,977
Stock based compensation expense	737	653	2,626	2,617
Non-cash income tax benefit	(901)	—	(19,514)	—
Restructuring charges	329	456	331	2,268

Adjusted earnings	$14,241	$13,581	$48,860	$37,175

Adjusted earnings per diluted share	$0.25	$0.24	$0.86	$0.69

Weighted average common shares outstanding:
Diluted	56,573	56,577	56,574	53,714